Exhibit 99.1

Oasis Petroleum Inc. Appoints Marguerite Woung-Chapman to Board of Directors

Board Expansion Underscores Oasis’ Commitment to Director Refreshment, Independence and Diversity

HOUSTON, Nov. 23, 2021 /PRNewswire/ — Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis” or the “Company”) announced today the appointment of Marguerite Woung-Chapman to the Board of Directors, effective immediately. Ms. Woung-Chapman will serve on the Board’s Compensation Committee as well as its Nominating, Environmental, Social & Governance Committee. With the addition of Ms. Woung-Chapman, the Oasis Board now comprises eight directors, seven of whom are independent. Oasis remains committed to regular director refreshment to ensure that its Board has the skillsets, independence and diversity to effectively oversee the Company’s strategy and operations.

Douglas E. Brooks, Board Chair, said, “It is a privilege to welcome Marguerite Woung-Chapman as an independent director to the Oasis board. Her extensive energy industry experience and expertise across corporate governance, regulatory matters and compliance will be extremely valuable. We look forward to benefitting from her unique perspectives as we continue advancing Oasis’ transformation and delivering value for shareholders.”

Ms. Woung-Chapman brings valuable and extensive experience in all aspects of management and strategic direction of publicly-traded energy companies, including a unique combination of corporate governance, regulatory, compliance, corporate and asset transactions, legal and business administration experience. She currently serves as a Director of the general partner of Summit Midstream Partners, LP and Chair of its Corporate Governance and Nominating Committee. Previously, Ms. Woung-Chapman served as Senior Vice President, General Counsel and Corporate Secretary at Energy XXI Gulf Coast, Inc., a NASDAQ-listed independent exploration and production company in the U.S. Gulf Coast Region. Prior to that, from 2012 to 2017, she served in various capacities at EP Energy Corporation, an NYSE-listed independent oil and gas exploration and production company, including as Senior Vice President, Land Administration, General Counsel and Corporate Secretary. From 1991 until 2012 she served in various capacities of increasing responsibility with El Paso Corporation and its predecessors, including as Vice President, Legal Shared Services, Corporate Secretary and Chief Governance Officer. Ms. Woung-Chapman currently serves as the Chair of the Board of Directors and President of the Girl Scouts of San Jacinto Council, which is the second largest Girl Scout council in the country. Ms. Woung-Chapman holds a B.S. in Linguistics from Georgetown University and a J.D. from the Georgetown University Law Center.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in Oasis’ annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.

Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

CONTACT: Oasis Petroleum Inc.: Danny Brown, Chief Executive Officer; Michael H. Lou, Chief Financial Officer and Executive Vice President; Bob Bakanauskas, Director, Investor Relations, (281) 404-9600, ir@oasispetroleum.com